CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

Exhibit 10.1

AMENDED AND RESTATED LICENSE AGREEMENT

          THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) is dated as of this 31st day of December, 2004 by and between Innovex, Inc., having a place of business at 5540 Pioneer Creek Drive, Maple Plain, MN 55359 (hereinafter called “Innovex”) and Nikko Materials USA, Inc. (d/b/a Gould Electronics), having a place of business at 34929 Curtis Blvd., Eastlake, OH 44095-4001 (hereinafter called “Gould”).

          WHEREAS, Innovex and Gould have entered into an Equipment and Inventory Purchase Agreement (the “Equipment and Inventory Purchase Agreement”), dated September 7, 2004, as amended on December 22, 2004, pursuant to which, as of the date hereof, Innovex purchased from Gould certain equipment specifically described in the Equipment and Inventory Purchase Agreement (the “Equipment”).

          WHEREAS, on January 1, 2000, Innovex and Gould entered into a License Agreement (the “Original Agreement”).  This Agreement amends and restates the Original Agreement in its entirety.

          WHEREAS, Gould has Patents and certain know-how relating to adhesiveless flexible laminates.

          WHEREAS, Gould has represented to Innovex that it has the right to grant a license under the Patents to make, use and sell any product described and claimed therein.

          WHEREAS, Gould has represented to Innovex that the Patents were duly granted by the United States Patent and Trademark Office and are valid and enforceable.

          WHEREAS, Gould desires to license to Innovex the Patents and all related know-how required to allow Innovex to produce the Covered Products (defined below) for Innovex’s own internal purposes and Innovex desires to obtain such license.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

Where used in this Agreement, the following terms will have the meaning attributed to them:

          1.1          Affiliates means any wholly-owned subsidiary of Innovex.

          1.2          Effective Date means January 1, 2005.

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

          1.3          Covered Products means any adhesiveless flexible laminate film material that is covered by any claim under the Patents or that, prior to the Effective Date, was manufactured by Gould for Innovex or its Affiliates.

          1.4          Know-How means all areas of technology existing as of the Effective Date related to the Covered Products, whether patentable or not, and relating to the manufacture of the Covered Products, including, without limitation, manufacturing processes, equipment specifications, design standards, controls, processes, systems, equipment and related technology.

          1.5          Patents means:  (a) United States Patent No. 4,863,808 for COPPER-CHROMIUM-POLYMIDE COMPOSITE granted to Jerome S. Sallo and assigned to Gould on September 5, 1989; (b) United States Patent No. 5,685,970 for METHOD AND APPARATUS FOR SEQUENTIALLY METALIZED POLYMERIC FILMS AND PRODUCTS MADE THEREBY granted to Thomas J. Ameen, Robert D. DeWitt, Peter Peckham, Ronald K. Haines and Adam G. Bay (“Ameen, et al.”) and assigned to Gould on November 11, 1997; (c) United States Patent No. 6,224,722 for METHOD AND APPARATUS FOR SEQUENTIALLY METALIZING POLYMERIC FILMS AND PRODUCTS MADE THEREBY granted to Ameen, et al. and assigned to Gould on May 1, 2001; (d) United States Patent No. 5,716,502 for METHOD AND APPARATUS FOR SEQUENTIALLY METALIZING POLYMERIC FILMS AND PRODUCT MADE THEREBY granted to Ameen, et al. and assigned to Gould on February 10, 1998; (e) United States Patent No. 5,681,443 for METHOD FOR FORMING PRINTED CIRCUITS granted to Ameen, et al. and assigned to Gould on October 28, 1997; and (f) United States Patent No. 5,944,965 for METHOD AND APPARATUS FOR SEQUENTIALLY METALIZING POLYMERIC FILMS AND PRODUCTS MADE THEREBY granted to Ameen, et al. and assigned to Gould on August 31, 1999.  The Patents include all continuations and divisional patent applications related to the foregoing and all patents issued thereon, including corresponding foreign patents and patent applications, existing as of the Effective Date.

2.       LICENSE

          2.1          Gould hereby grants to Innovex and its Affiliates a perpetual, worldwide, royalty-bearing (subject to Section 3.1), irrevocable, non-exclusive license under the Patents and Know-How to make the Covered Products and use the Covered Products so made solely for its own internal purposes in the fabrication of circuits and to sell, market and distribute by any means whatsoever circuitry products that include the Covered Products as component parts thereof.

3.       COMPENSATION - ROYALTIES

          3.1          Subject to the terms of Section 5.1, Innovex shall pay Gould a royalty of  [*  *  *] per square foot of all finished Covered Products, excluding scrap, manufactured by Innovex or its Affiliates from the Effective Date until December 31, 2009 (the “Royalty Period”).

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

          3.2          Within 45 days following the end of each quarter during the Royalty Period, Innovex shall submit to Gould royalty payments and a report that specifies the square feet area of finished Covered Products manufactured during the previous quarter by Innovex.

          3.3          At reasonable times, to occur no more frequently than semi-annually, with due notice and at its own expense, Gould or its designee is entitled to access the records maintained by Innovex for inspection, audit and review.  Innovex shall permit such examination and make appropriate adjustments as may be required to reflect the results of any and all audits.  In the event that a discrepancy is discovered between the audit results and the information reported by Innovex, the parties agree to the following terms:

3.3.1 Innovex shall reimburse Gould for any royalty payments related to any agreed upon deviation of reported production.

               3.3.2      Moreover, if such deviation is greater than five percent (5%), Innovex shall pay Gould interest on the delinquent royalty payments due from the due date to the date of payment in the amount of prime plus two percent (2%) per annum.

               3.3.3      In the event the parties do not reach mutual agreement as to the royalty due, the parties shall engage an independent third-party accounting firm whose findings will be binding upon the parties with respect to all matters relating to royalties due.

4.       INFORMATION

          4.1          For a period of six months from and after the Effective Date, Gould will provide reasonable access to its technical personnel and, to the extent not provided on or before the Effective Date, will furnish Innovex with drawings, specifications, layouts and such other written, oral and machine-readable information as Gould has available relating to the formulation, raw material specifications and process specifications for the Covered Products as of the Effective Date.

5.       TERMINATION

          5.1          If any of the Patents expire or are challenged and declared invalid by a court of competent jurisdiction, the license hereunder with respect to such Patent(s) will terminate and the royalty with respect to Covered Products covered by a claim under such Patent(s) shall terminate, provided such Covered Products are not covered by an unexpired valid claim under a different Patent.

          5.2          If either party defaults on or breaches a material provision of this Agreement, the party not in default or breach will have the right to cancel this Agreement upon ninety (90) days’ written notice; provided, however, that if the defaulting party corrects the default or breach within the ninety (90)-day period, this Agreement will continue in full force and effect; provided, further, that for purposes of this Section 5.2, Sections 6.1, 6.2, 7.1, 7.2 and, to the extent a breach thereunder results in the inability of Innovex to produce the Covered Products, 4.1, are the “material provisions.”

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

          5.3          Gould may terminate this Agreement in the event that proceedings for reorganization, liquidation, bankruptcy or receivership are filed or instituted against Innovex.

          5.4          Gould may terminate this Agreement in the event the closing contemplated by that certain Real Property Purchase Agreement dated September 7, 2004 between Innovex and Gould (the “Real Property Agreement”) does not occur by reason of Innovex’s failure to satisfy its obligations thereunder, except to the extent such obligations need not be satisfied by reason of the failure of the Contingencies (as defined in the Real Property Agreement) to be met.

          5.5          In the event this Agreement is terminated under Section 5.2 by Innovex, Innovex shall have a worldwide, perpetual, non-exclusive, royalty-free right and license under the Patents and Know-How to make the Covered Products for its own internal purposes in the fabrication of circuits and to sell, market and distribute by any means whatsoever circuitry products which include the Covered Products as component parts thereof.

          5.6           In the event this Agreement is terminated, this Agreement will become void and cease to have any further force or effect and no party will have any liability or any further obligation to any other party, provided, however, that the obligations of the parties under Sections 5, 6, 8, 9 and 12-17 will survive any termination of this Agreement.

6.       CONFIDENTIALITY

          6.1          Neither party shall disclose to the other party any Confidential Information of any third person or organization.

          6.2          Neither party shall at any time or in any manner, either directly or indirectly, divulge, disclose or communicate in any manner any Confidential Information to any third person or organization without the prior written consent of said other party.  “Confidential Information” means all information or knowledge disclosed in connection with this Agreement that is not known to the general public, including, without limitation, all know-how, research, technical information, ideas, inventions, improvements, data and files.  Confidential Information does not include any information that (a) has entered the public domain through no wrongful act or breach of any obligation of confidentiality on the disclosing party’s part or (b) is rightfully received from a third party who provides such information without a confidentiality obligation.

          6.3          Neither party shall disclose the details of the terms and conditions of this Agreement without the prior written consent of the other party unless required to do so in connection with a legal proceeding by order of a competent court of law or otherwise required by law, including U.S. securities laws.  If such an order occurs, written notice will be provided to the party to this Agreement that is not a participant in the legal proceeding so that such party may contest disclosure of the terms and conditions of this Agreement if that party so chooses.

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

          6.4          Notwithstanding the foregoing, Gould has the right to issue communications or press releases from time to time that state that Gould has entered into a license agreement with a third party with respect to the Patents.  In no circumstances will Gould identify Innovex in such press releases without the prior written consent of Innovex.

7.       WARRANTY

Each of Innovex and Gould represents and warrants that:

          7.1          It has full right and title to all of the information, materials, apparatus and other items to be delivered under this Agreement.

          7.2          It has the right and power to grant the rights granted in this Agreement.

          7.3          There are no liens or encumbrances of any kind whatsoever against such information, materials, apparatus and other items to be delivered, or any outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement.

8.       OWNERSHIP

          8.1          Innovex and Gould acknowledge and agree that nothing contained in this Agreement will be deemed to grant either party directly or by implication, estoppel or otherwise, any license under any trademarks, service marks, patents or patent applications arising out of any other intellectual property of any party that is not otherwise specified in this Agreement.  Ownership of any work protectable by patent, trademark or copyright that is not associated with the subject matter of this Agreement is expressly reserved for and owned by the originating party.

9.       ENFORCING PATENT RIGHTS

          9.1          Gould has the right to enforce any and all rights relating to the Patents against any infringer at its own and sole expense.

10.     INDEMNIFICATION

          10.1        Except to the extent indemnifiable by Gould under Section 10.2, Innovex shall indemnify, defend and hold harmless Gould, its affiliates and its officers, directors, agents, employees, successors and assigns from and against any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including costs of collection, investigation, reasonable attorneys’ fees and other costs of defenses) (collectively, the “Losses”) incurred by Gould, arising out of or relating to (a) any unauthorized use by Innovex of the Patents and Know-How, (b) any liability to any third party from loss, damage or injury to persons or property in any manner arising from Innovex’s use of or sale of goods relating to the Patents and (c) any breach by Innovex of any term or condition contained in this Agreement.

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

          10.2        Gould shall indemnify, defend and hold harmless Innovex, its affiliates and its officers, directors, agents, employees, successors and assigns from and against any and all Losses incurred by Innovex arising out of or relating to (a) any claim by any third party that the Patents or Know-How infringe the rights of such third party; and (b) any breach by Gould of any term or condition contained in this Agreement.

11.     AMENDMENTS

          11.1        No provisions to this Agreement will be deemed waived, amended, modified or in any way altered by either party unless such waiver, amendment or modification is an instrument in writing and signed by a duly authorized officer of the party against whom the waiver or modification is sought to be enforced.

12.     ASSIGNMENTS

          12.1        The rights and obligations of Innovex under this Agreement may not be assigned by Innovex to any successor or assign (whether by stock, asset transfer, merger or otherwise) without the prior written consent of Gould, which consent shall not be unreasonably withheld.  In the event Gould withholds its consent in accordance with the preceding sentence, this Agreement will continue in full force and effect for a period of one year from the date of the assignment, or such earlier date as Innovex has transitioned to an alternative material for use in its manufacturing process as long as the parties hereto (including any proposed successor or assignee) first negotiate in good faith to attempt to enter into an amended and restated license agreement or other mutually agreeable agreement between Gould and such successor or assign.

13.     SEVERABILITY

          13.1        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and the ability to enforce the remaining provisions will in no way be affected or impaired thereby.

          13.2        The failure of either party in any instance to insist on strict performance of a covenant or condition of this Agreement or to exercise any option contained in this Agreement will not be construed as a waiver of its own right to enforce all the terms and conditions in any other instance.

14.     FORCE MAJEURE

          14.1        In the event that further lawful performance of this Agreement or any part thereof by either party is rendered impossible by or as a consequence of any law, order, regulation or act of any government or political subdivisions or agency thereof having jurisdiction over such party or its affiliates or acts of public enemies, war, strikes or other labor disturbances, fires, floods, acts of God or any causes of like or different kind beyond the control of the parties, the parties will be excused from any failure to perform any obligation under this Agreement to the extent such failure is attributable to such causes.

CERTAIN INFORMATION INDICATED BY [* * *] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

15.     THIRD PARTY BENEFICIARIES

          15.1        Nothing in this Agreement is intended or will be construed to confer on any person other than the parties or their successors and assigns any rights or benefits under this Agreement.

16.     ENTIRE UNDERSTANDING OF THE PARTIES

          16.1        This Agreement is intended to be the sole and complete statement of the obligations of the parties relating to the subject matter of this Agreement and supersedes any and all prior or contemporaneous oral or written representations or communications, understandings, agreements, negotiations and proposals relating to this Agreement.

17.     OHIO LAW

          17.1        This Agreement will be construed and the legal relations created in this Agreement between the parties will be determined in accordance with the laws of the State of Ohio and any dispute related thereto will be venued in the courts of the State of Ohio.

          17.2        In the event any litigation between the parties hereto to enforce any provision in this Agreement arises, the party found liable in such litigation shall pay to the prevailing party the reasonable attorneys’ fees incurred by the prevailing party.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date specified below.

NIKKO MATERIALS USA, INC.		INNOVEX, INC.
(d/b/a Gould Electronics)

	/s/ L. JOSEPH HUSS		/s/ THOMAS PAULSON

By:	L. Joseph Huss	By:	Thomas Paulson
Title:	President and CEO	Title:	Senior Vice President and CFO

Date:	December 31, 2004	Date:	December 31, 2004